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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34736) of Internet Capital Group, Inc. of our report dated March 24, 2003, except for Note 2 and the third paragraph of Note 7, as to which the date is April 7, 2003, relating to the financial statements of Universal Access Global Holdings Inc., which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

Chicago, Illinois
April 15, 2003